LITHIA & DRIVEWAY (LAD) INCREASES REVENUE 60%, EPS 36%, AND ADJUSTED EPS 109%, RECORD FOURTH QUARTER PERFORMANCE
________________________________________________

ANNOUNCES DIVIDEND OF $0.35 PER SHARE FOR FOURTH QUARTER

Medford, Oregon, February 9, 2022 - Lithia & Driveway (NYSE: LAD) today reported the highest fourth quarter revenue and earnings per share in company history.

Fourth quarter 2021 revenue increased 60% to $6.3 billion from $3.9 billion in the fourth quarter of 2020.

Fourth quarter 2021 net income attributable to LAD per diluted share was $9.57, a 36% increase from $7.02 per diluted share reported in the fourth quarter of 2020. Adjusted fourth quarter 2021 net income attributable to LAD per diluted share was $11.39, a 109% increase compared to $5.46 per diluted share in the same period of 2020.

Fourth quarter 2021 net income was $293 million, a 56% increase compared to net income of $188 million in the same period of 2020. Adjusted fourth quarter 2021 net income was $348 million, a 138% increase compared to adjusted net income of $146 million for the same period of 2020.

As shown in the attached non-GAAP reconciliation tables, the 2021 fourth quarter adjusted results exclude a $1.82 per diluted share net non-core charge related to a non-cash unrealized investment loss, acquisition expenses and insurance reserves, partially offset by a net gain on the sale of stores. The 2020 fourth quarter adjusted results include a $1.56 per diluted share net non-core benefit related to a non-cash unrealized investment gain, a net gain on the sale of stores, partially offset by acquisition expenses.

Fourth Quarter-over-Quarter Comparisons and Operating Highlights:
•Revenues increased 60.1%
•New vehicle retail revenues increased 37.7%
•Used vehicle retail revenues increased 82.1%
•1,650 Driveway transactions in the month of December, exceeding the 1,250 transaction or 15,000 annual run-rate goal
•F&I per unit increased 23.3% to $2,125
•Service, body, and parts revenues increased 58.3%
•Total vehicle gross profit per unit increased 57.4% to $6,882
•Adjusted SG&A as a percentage of gross profit improved by 520 basis points from 62.0% to 56.8%

“Strong performance across all business lines drove a record $11.39 in adjusted earnings per share for the fourth quarter,” said Bryan DeBoer, Lithia & Driveway's President and CEO. “Whether it was our stores increasing used vehicle volumes and service, body, and parts revenues by double digits, Driveway out-performing its December targets, or accelerated growth in Driveway Finance funded by our first ABS transaction, our synergistic businesses are a capital engine, providing significant profitability and flexibility for the road ahead.”

Full year 2021 revenue increased 74% to a record $22.8 billion from $13.1 billion in 2020.

Full year 2021 net income per diluted share increased 87% to $36.54 from $19.53 for 2020. Adjusted net income per diluted share increased 120% to $40.03 from $18.19 for 2020. Full year 2021 net income increased 126% to $1.1 billion from $470 million for 2020. Adjusted net income increased 166% to $1.2 billion for 2021 from $438 million for 2020.

As shown in the attached non-GAAP reconciliation tables, the 2021 adjusted results exclude a $3.49 per diluted share net non-core charge related to a non-cash unrealized investment loss, acquisition expenses, the redemption of senior notes, insurance reserves and an asset impairment. The 2020 adjusted results exclude a $1.34 per diluted share net non-core benefit related to a non-cash unrealized investment gain, a net gain on sale of stores, and tax attribute, partially offset by asset impairments, insurance reserves and acquisition expenses.

Full Year-over-Year Operating Highlights:
•Record full year revenues of $22.8 billion
•Used vehicle retail sales increased 81.5%
•F&I per unit increased 19.8% to $1,960
•Total vehicle gross profit per unit increased 38.4% to $5,855
•Adjusted SG&A as a percentage of gross profit improved by 730 basis points to 57.2%
•Driveway Finance completed its inaugural ABS offering and scaled portfolio to over $700 million

Corporate Development
In the fourth quarter, we completed several acquisitions expected to contribute $700 million in annualized revenue. To date in 2022, we acquired three stores from the Sullivan Auto Group. Roseville Toyota, one of the highest volume Toyota stores in the US, along with John L. Sullivan Chevrolet, and John L. Sullivan CJDR build out our brand footprint in the Sacramento, CA market. Collectively the stores are expected to generate $700 million in annualized revenue.

“Since the launch of our 2025 Plan 18 months ago, we have acquired over $11 billion in annualized revenue,” said DeBoer. “Increasing our network fuels Driveway's growth, our overall size and scale and ability to further expand our competitive advantages in used vehicle procurement, reconditioning, and logistics. LAD's reputation in the marketplace and the magnitude of the deal pipeline makes us confident in our ability to strategically expand our network while meeting our disciplined return thresholds.”

Balance Sheet Update
We ended the fourth quarter with approximately $1.5 billion in cash and availability on our revolving lines of credit. In addition, our unfinanced real estate could provide additional liquidity of approximately $1.0 billion.

Dividend Payment and Share Repurchases
Our Board of Directors approved a dividend of $0.35 per share related to fourth quarter 2021 financial results. We expect to pay the dividend on March 25, 2022 to shareholders of record on March 11, 2022.

During the fourth quarter, we repurchased 756,883 shares or approximately 2.5% of shares outstanding, at a weighted average price of $283.75. To date in 2022, we have repurchased approximately an additional 154,923 at a weighted average price of $283.89. Under our current share repurchase authorization, approximately $679 million remains available.

Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter 2021 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter 2021 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
LAD is a growth company focused on profitably consolidating the largest retail sector in North America through providing personal transportation solutions wherever, whenever, and however consumers desire.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ

https://twitter.com/GreenCarsHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor”provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including our 2025 Plan (or “50/50” Plan) and any business expansion
•The growth, expansion, make-up and success of our network, including our acquiring additional and accretive stores
•Annualized revenues from acquired stores
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance, their synergies and other impacts on our business and our realizing Driveway and Driveway Finance-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business
•Our capital allocations and uses and levels of capital expenditures in the future
•Future expected operating and financial results, such as projections of improved store performance and generation of future revenue or earnings
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facility, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Impacts from the continued COVID-19 pandemic
•Our compliance with financial and restrictive covenants in our credit facility and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies for customer retention, growth, market position, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of the COVID-19 pandemic, inflation and governmental programs and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Revenues:
New vehicle retail	$2,960.0	$2,149.4	37.7%	$11,197.7	$6,773.9	65.3%
Used vehicle retail	2,018.7	1,108.7	82.1	7,255.3	3,998.4	81.5
Used vehicle wholesale	343.6	91.8	274.3	957.1	308.7	210.0
Finance and insurance	286.3	172.6	65.9	1,051.3	579.8	81.3
Service, body and parts	607.6	383.9	58.3	2,110.9	1,348.7	56.5
Fleet and other	93.3	35.3	164.3	259.4	114.8	126.0
Total revenues	6,309.5	3,941.8	60.1%	22,831.7	13,124.3	74.0%
Cost of sales:
New vehicle retail	2,561.2	1,998.8	28.1	9,979.2	6,313.0	58.1
Used vehicle retail	1,793.3	995.7	80.1	6,428.6	3,552.4	81.0
Used vehicle wholesale	326.9	90.2	262.4	913.7	296.7	208.0
Service, body and parts	296.1	175.5	68.7	1,000.4	631.9	58.3
Fleet and other	88.2	33.0	167.3	250.8	104.7	139.5
Total cost of sales	5,065.7	3,293.1	53.8	18,572.7	10,898.7	70.4
Gross profit	1,243.8	648.7	91.7%	4,259.0	2,225.6	91.4%
Asset impairments	—	—	NM	1.9	7.9	NM
SG&A expense	704.3	388.6	81.2	2,461.9	1,428.3	72.4
Depreciation and amortization	35.8	25.2	42.1	127.3	92.3	37.9
Income from operations	503.7	234.9	114.4%	1,667.9	697.1	139.3%
Floor plan interest expense	(5.4)	(6.2)	(12.9)	(22.3)	(34.4)	(35.2)
Other interest expense	(28.6)	(22.7)	26.0	(108.2)	(73.1)	48.0
Other income, net	(38.0)	50.8	NM	(52.6)	58.9	NM
Income before income taxes	431.7	256.8	68.1%	1,484.8	648.5	129.0%
Income tax expense	(139.2)	(69.2)	101.2	(422.1)	(178.2)	136.9
Income tax rate	32.2%	26.9%		28.4%	27.5%
Net income	$292.5	$187.6	55.9%	$1,062.7	$470.3	126.0%
Net income attributable to non-controlling interests	(0.9)	—	NM	(1.7)	—	NM
Net income attributable to redeemable non-controlling interest	(0.6)	—	NM	(0.9)	—	NM
Net income attributable to LAD	$291.0	$187.6	55.1%	$1,060.1	$470.3	125.4%

Diluted earnings per share attributable to LAD:
Net income per share	$9.57	$7.02	36.3%	$36.54	$19.53	87.1%

Diluted shares outstanding	30.4	26.7	13.9%	29.0	24.1	20.3%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2021	2020	(Decrease)		2021	2020	(Decrease)
Gross margin
New vehicle retail	13.5%	7.0%	650	bps	10.9%	6.8%	410	bps
Used vehicle retail	11.2	10.2	100		11.4	11.2	20
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	51.3	54.3	(300)		52.6	53.2	(60)
Gross profit margin	19.7	16.5	320		18.7	17.0	170

Unit sales
New vehicle retail	64,812	52,469	23.5%		260,738	171,168	52.3%
Used vehicle retail	69,914	47,731	46.5		275,495	183,230	50.4
Total retail units sold	134,726	100,200	34.5		536,233	354,398	51.3

Average selling price
New vehicle retail	$45,671	$40,965	11.5%		$42,946	$39,575	8.5%
Used vehicle retail	28,874	23,229	24.3		26,335	21,822	20.7

Average gross profit per unit
New vehicle retail	$6,153	$2,870	114.4%		$4,673	$2,693	73.5%
Used vehicle retail	3,224	2,369	36.1		3,001	2,434	23.3
Finance and insurance	2,125	1,723	23.3		1,960	1,636	19.8
Total vehicle(1)	6,882	4,371	57.4		5,855	4,229	38.4

Revenue mix
New vehicle retail	46.9%	54.5%			49.0%	51.6%
Used vehicle retail	32.0	28.1			31.8	30.5
Used vehicle wholesale	5.4	2.3			4.2	2.4
Finance and insurance, net	4.5	4.4			4.6	4.4
Service, body and parts	9.6	9.7			9.2	10.3
Fleet and other	1.6	1.0			1.2	0.8

Gross Profit Mix
New vehicle retail	32.1%	23.2%			28.6%	20.7%
Used vehicle retail	18.1	17.4			19.4	20.0
Used vehicle wholesale	1.3	0.3			1.0	0.5
Finance and insurance, net	23.0	26.6			24.7	26.1
Service, body and parts	25.1	32.1			26.1	32.2
Fleet and other	0.4	0.4			0.2	0.5

	Adjusted		As reported		Adjusted		As reported
	Three months ended December 31,		Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
Other metrics	2021	2020	2021	2020	2021	2020	2021	2020
SG&A as a % of revenue	11.2%	10.2%	11.2%	9.9%	10.7%	10.9%	10.8%	10.9%
SG&A as a % of gross profit	56.8	62.0	56.6	59.9	57.2	64.5	57.8	64.2
Operating profit as a % of revenue	8.0	5.6	8.0	6.0	7.4	5.3	7.3	5.3
Operating profit as a % of gross profit	40.3	34.1	40.5	36.2	39.8	31.3	39.2	31.3
Pretax margin	7.5	5.1	6.8	6.5	7.0	4.6	6.5	4.9
Net profit margin	5.5	3.7	4.6	4.8	5.1	3.3	4.7	3.6
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2021	2020	(Decrease)		2021	2020	(Decrease)
Revenues
New vehicle retail	$1,864.5	$2,028.8	(8.1)%		$7,362.0	$6,463.6	13.9%
Used vehicle retail	1,477.4	1,060.1	39.4		5,381.4	3,843.5	40.0
Finance and insurance	195.7	165.1	18.5		716.9	557.5	28.6
Service, body and parts	410.0	367.1	11.7		1,445.6	1,298.1	11.4
Total revenues	4,193.2	3,743.5	12.0		15,635.8	12,570.2	24.4

Gross profit
New vehicle retail	$257.3	$144.0	78.7%		$803.0	$443.6	81.0%
Used vehicle retail	167.9	109.3	53.6		635.3	433.6	46.5
Finance and insurance	195.7	165.1	18.5		716.9	557.5	28.6
Service, body and parts	219.9	199.5	10.2		779.6	689.4	13.1
Total gross profit	850.4	621.7	36.8		2,961.7	2,145.6	38.0

Gross margin
New vehicle retail	13.8%	7.1%	670	bps	10.9%	6.9%	400	bps
Used vehicle retail	11.4	10.3	110		11.8	11.3	50
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.6	54.3	(70)		53.9	53.1	80
Gross profit margin	20.3	16.6	370		18.9	17.1	180

Unit sales
New vehicle retail	39,281	49,448	(20.6)%		168,927	162,771	3.8%
Used vehicle retail	50,560	45,639	10.8		203,956	175,622	16.1

Average selling price
New vehicle retail	$47,466	$41,028	15.7%		$43,581	$39,710	9.7%
Used vehicle retail	29,221	23,229	25.8		26,385	21,885	20.6

Average gross profit per unit
New vehicle retail	$6,551	$2,913	124.9%		$4,753	$2,725	74.4%
Used vehicle retail	3,322	2,395	38.7		3,115	2,469	26.2
Finance and insurance	2,178	1,736	25.5		1,923	1,647	16.8
Total vehicle(1)	6,983	4,417	58.1		5,837	4,275	36.5
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	As of
	December 31,	December 31,	December 31,
	2021	2020	2019
Days Supply(1)
New vehicle inventory	24	50	71
Used vehicle inventory	61	65	65
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of December 31, 2021
Current ratio	Not less than 1.10 to 1	1.82 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	5.53 to 1
Leverage ratio	Not more than 5.75 to 1	1.48 to 1

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 31, 2021	December 31, 2020
Cash, restricted cash, and cash equivalents	$174.8	$162.5
Trade receivables, net	910.0	614.0
Inventories, net	2,385.5	2,492.9
Other current assets	63.0	70.5
Total current assets	$3,533.3	$3,339.9

Property and equipment, net	3,052.6	2,197.5
Intangibles	1,776.4	943.2
Other non-current assets	2,784.6	1,421.5
Total assets	$11,146.9	$7,902.1

Floor plan notes payable	1,190.1	1,797.2
Other current liabilities	1,212.7	682.5
Total current liabilities	$2,402.8	$2,479.7

Long-term debt	3,185.7	2,064.7
Other long-term liabilities and deferred revenue	895.2	696.2
Total liabilities	$6,483.7	$5,240.6

Equity	4,663.2	2,661.5
Total liabilities & equity	$11,146.9	$7,902.1

LAD
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
	2021	2020
Net income	$1,062.7	$470.3
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	1.9	7.9
Depreciation and amortization	127.3	92.4
Stock-based compensation	34.7	23.2
Loss on redemption of senior notes	10.3	—
Gain on disposal of assets	(2.5)	(1.7)
Loss (gain) on sale of franchises	—	(16.6)
Unrealized investment loss (gain)	66.4	(43.4)
Deferred income taxes	43.1	17.2
Amortization of operating lease right-of-use assets	39.0	28.9
(Increase) decrease:
Trade receivables, net	(147.1)	(113.4)
Inventories	674.6	228.8
Other assets	(579.8)	(101.3)
Increase (decrease):
Floor plan notes payable, net	116.1	(204.1)
Trade payables	78.4	28.2
Accrued liabilities	233.0	113.1
Other long-term liabilities and deferred revenue	39.1	15.1
Net cash provided by operating activities	$1,797.2	$544.6

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
Net cash provided by operating activities	2021	2020
As reported	$1,797.2	544.6
Floor plan notes payable, non-trade, net	(685.3)	(20.6)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(355.5)	(255.0)
Adjusted	$756.4	$269.0

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended December 31, 2021
	As reported	Net disposal gain on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$704.3	$5.2	$—	$(0.8)	$(2.3)	$706.4

Operating income	503.7	(5.2)	—	0.8	2.3	501.6

Other income (expense), net	(38.0)	—	44.1	—	—	6.1

Income before income taxes	431.7	(5.2)	44.1	0.8	2.3	473.7
Income tax (provision) benefit	(139.2)	1.4	12.6	(0.2)	(0.6)	(126.0)
Net income	$292.5	$(3.8)	$56.7	$0.6	$1.7	$347.7
Net income attributable to non-controlling interests	(0.9)	—	—	—	—	(0.9)
Net income attributable to redeemable non-controlling interest	(0.6)	—	—	—	—	(0.6)
Net income attributable to LAD	$291.0	$(3.8)	$56.7	$0.6	$1.7	$346.2

Diluted earnings per share attributable to LAD	$9.57	$(0.12)	$1.86	$0.02	$0.06	$11.39
Diluted share count	30.4

	Three Months Ended December 31, 2020
	As reported	Net disposal gain on sale of stores	Investment gains	Acquisition expenses	Adjusted
Selling, general and administrative	$388.6	$15.2	$—	$(1.4)	$402.4

Operating income	234.9	(15.2)	—	1.4	221.1

Other income (expense), net	50.8	—	(43.8)	—	7.0

Income before income taxes	256.8	(15.2)	(43.8)	1.4	199.2
Income tax (provision) benefit	(69.2)	4.2	12.1	(0.4)	(53.3)
Net income	$187.6	$(11.0)	$(31.7)	$1.0	$145.9

Diluted earnings per share	$7.02	$(0.41)	$(1.19)	$0.04	$5.46
Diluted share count	26.7

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Twelve Months Ended December 31, 2021
	As reported	Asset impairment	Investment loss	Insurance reserves	Acquisition expenses	Loss on redemption of senior notes	Adjusted
Asset impairments	$1.9	$(1.9)	$—	$—	$—	$—	$—

Selling, general and administrative	2,461.9	—	—	(5.8)	(20.2)	—	2,435.9

Operating income	1,667.9	1.9	—	5.8	20.2	—	1,695.8

Other income (expense), net	(52.6)	—	66.4	—	—	10.3	24.1

Income before income taxes	1,484.8	1.9	66.4	5.8	20.2	10.3	1,589.4
Income tax (provision) benefit	(422.1)	(0.5)	6.6	(1.6)	(5.1)	(2.7)	(425.4)
Net income	$1,062.7	$1.4	$73.0	$4.2	$15.1	$7.6	$1,164.0
Net income attributable to non-controlling interests	(1.7)	—	—	—	—	—	(1.7)
Net income attributable to redeemable non-controlling interest	(0.9)	—	—	—	—	—	(0.9)
Net income attributable to LAD	$1,060.1	$1.4	$73.0	$4.2	$15.1	$7.6	$1,161.4

Diluted earnings per share attributable to LAD	$36.54	$0.05	$2.52	$0.14	$0.52	$0.26	$40.03
Diluted share count	29.0

	Twelve Months Ended December 31, 2020
	As reported	Net disposal gain on sale of stores	Asset impairment	Investment gains	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$7.9	$—	$(7.9)	$—	$—	$—	$—	$—

Selling, general and administrative	1,428.3	16.6	—	—	(6.1)	(3.0)	—	1,435.8

Operating income	697.1	(16.6)	7.9	—	6.1	3.0	—	697.5

Other income (expense), net	58.9	—	—	(43.8)	—	—	—	15.1

Income before income taxes	648.5	(16.6)	7.9	(43.8)	6.1	3.0	—	605.1
Income tax (provision) benefit	(178.2)	4.6	(2.3)	12.1	(1.6)	(0.8)	(0.8)	(167.0)
Net income	$470.3	$(12.0)	$5.6	$(31.7)	$4.5	$2.2	$(0.8)	$438.1

Diluted earnings per share	$19.53	$(0.50)	$0.23	$(1.32)	$0.19	$0.09	$(0.03)	$18.19
Diluted share count	24.1

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$292.5	$187.6	55.9%	$1,062.7	$470.3	126.0%
Flooring interest expense	5.4	6.2	(12.9)	22.3	34.4	(35.2)
Other interest expense	28.6	22.7	26.0	108.2	73.1	48.0
Income tax expense	139.2	69.2	101.2	422.1	178.2	136.9
Depreciation and amortization	35.8	25.2	42.1	127.3	92.3	37.9
EBITDA	$501.5	$310.9	61.3%	$1,742.6	$848.3	105.4%

Other adjustments:
Less: flooring interest expense	$(5.4)	$(6.2)	(12.9)	$(22.3)	$(34.4)	(35.2)
Less: used vehicle line of credit interest	—	—	NM	(0.1)	(0.5)	(80.0)
Add: acquisition expenses	2.3	1.4	64.3	20.2	3.0	573.3
Add: loss (gain) on divestitures	(5.2)	(15.2)	(65.8)	—	(16.6)	NM
Add: investment loss	44.1	(43.8)	(200.7)	66.4	(43.8)	(251.6)
Add: insurance reserves	0.8	—	NM	5.8	6.1	(4.9)
Add: loss on redemption of senior notes	—	—	NM	10.3	—	NM
Add: asset impairment	—	—	NM	1.9	7.9	NM
Adjusted EBITDA	$538.1	$247.1	117.8%	$1,824.8	$770.0	137.0%
NM - not meaningful

	As of				%
	December 31,				Increase
Net Debt to Adjusted EBITDA	2021		2020		(Decrease)
Floor plan notes payable: non-trade	$835.9		$1,563.0		(46.5)%
Floor plan notes payable	354.2		234.2		51.2
Used and service loaner vehicle inventory financing facility	500.0		—		NM
Revolving lines of credit	219.9		39.0		463.8
Real estate mortgages	592.9		611.5		(3.0)
Finance lease obligations	53.6		246.4		(78.2)
Asset backed notes	317.6		—		NM
5.250% Senior notes due 2025	—		300.0		(100.0)
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		—		NM
Other debt	1.9		2.4		(20.8)
Unamortized debt issuance costs	(26.5)		(18.6)		42.5
Total debt	$4,599.5		$3,927.9		17.1%

Less: Floor plan related debt	$(1,690.1)		$(1,797.2)		(6.0)%
Less: Temporary pay down of outstanding borrowings on floor plan notes payables, non-trade	—		(113.4)		—
Less: Cash, restricted cash, and cash equivalents	(174.8)		(162.5)		7.6
Less: Availability on used vehicle and service loaner financing facilities	(267.4)		(491.0)		(45.5)
Net Debt	$2,467.2		$1,363.8		80.9%

TTM Adjusted EBITDA	$1,824.8		$770.0		137.0%

Net debt to Adjusted EBITDA	1.35	x	1.77	x
NM - not meaningful